UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 5, 2012

WORTHINGTON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52590	20-1399613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Highway 50, Suite 2, Lake Village Professional Building, Stateline, NV 89449
Mailing Address:  P.O. Box 1148, Zephyr Cove, NV 89448-1148
(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 588-5390

Copy of correspondence to:

Richard A. Friedman, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.

GEL Properties Financing

On September 5, 2012, Worthington Energy, Inc. (the “Company”) entered into an agreement with GEL Properties, Inc., an accredited investor (“GEL”), pursuant to which the Company issued GEL two convertible notes. The first note, due September 5, 2013 in the principal amount of $50,000 (the “GEL I Note”), was issued in exchange for $50,000.  The second note, due September 5, 2013 in the principal amount of $50,000 (the “GEL II Note” and together with the GEL I Note, the “GEL Notes”), was issued in exchange for a promissory note from GEL in the amount of $50,000 (the “GEL II Payment Note”).

The GEL II Payment Note is due on June 5, 2013, unless the Company does not meet the current information requirements pursuant to Rule 144 on June 5, 2013, in which case, the GEL II Payment Note will be due when we meet the current information requirements pursuant to Rule 144.  The GEL II Payment Note is secured by the GEL II Note, and such collateral can be exchanged by GEL for other collateral.

The GEL III Payment Note was due on May 1, 2012, or August 10, 2012 in the event that we did not meet the current information requirements pursuant to Rule 144 on May 1, 2012.  The GEL III Payment Note was secured by a (i) $25,000 debt obligation owned to GEL by Hotcloud Mobile, Inc., (ii) $25,000 debt obligation owned to GEL by Revonergy, Inc., and (iii) $25,000 debt obligation owned to Tripod Group, LLC by Latitude Powerboats.  The GEL III Payment Note was repaid, with interest, in May 2012.

Interest on the GEL Notes accrues at the rate of 6% per annum and must be paid in shares of our common stock at the conversion price.  We are not required to make any payments on the GEL Notes until maturity.  We have the ability to repay the GEL Notes at any time at 150% of the unpaid principal amount upon five days prior written notice to the Investor.

GEL may convert the outstanding principal on the GEL Notes into shares of our common stock at a conversion price per share equal to seventy percent (70%) of the lowest closing bid price of the common stock during the five trading days immediately preceding and including the date of conversion, subject to a floor conversion price of $.0001 per share.

Common Stock Issuance

On September 5, 2012, we issued 5,555,556 shares of common stock to Brio Capital L.P.  upon the conversion of $20,000 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

As of September 7, 2012, the Company had 278,965,301 shares of common stock issued and outstanding.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Form of $50,000 Convertible Redeemable Note, issued September 5, 2012 to GEL Properties, Inc.
10.02	Form of $50,000 Convertible Redeemable Secured Note, issued September 5, 2012 to GEL Properties, Inc.
10.03	Form of $50,000 Secured Promissory Note, issued September 5, 2012 by GEL Properties, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORTHINGTON ENERGY, INC.

Date: September 7, 2012	By: /s/ ANTHONY MASON
Anthony Mason
Chief Executive Officer